UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2020

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.
Coppell, TX 75019
(Address of Principal Executive Offices, and Zip Code)

469-549-2000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

In connection with a series of investor meetings on November 12, 2020, Mr. Cooper Group Inc. (the “Company”) intends to use an investor presentation furnished as Exhibit 99.1 to this Current Report on Form 8-K, which includes supplemental disclosures about its subsidiary Xome on pages 28 and 29.  Additionally, the Company disclosed an update on 4Q’20 operational trends, including the following:

●
Correspondent net lock(1) volumes in the month of October were a record $4.6 billion and fundings were a record $3.6 billion.  Correspondent revenue margins as a percentage of net locks declined to 0.66% in October from 0.81% in the third quarter, as the Company brought pricing in line with market to more aggressively grow volumes.

●
Direct-to-consumer (DTC) net lock(1) volumes in the month of October were $3.2 billion, and fundings were a record $3.5 billion.  DTC revenue margins increased to 5.82% in October from 5.46% in the third quarter, reflecting favorable secondary market conditions.

●	Purchase refinance mix on funded volume in the month of October was 66% refinance in the Correspondent channel and 98% refinance in the DTC channel
●
Prepayment speeds have come in higher than expected so far in the fourth quarter, with forward owned CPRs averaging 28% through November 10th, 2020, compared to 25.9% for the third quarter.  As a result, the Company expects the servicing margin to come in at approximately negative 2.3-2.8 basis points for the fourth quarter, compared to negative 0.1 basis points in the third quarter.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K. We assume no obligation to update such statements.

(1) Net lock volume is adjusted for fallout

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Mr. Cooper Group Investor Update, dated November 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: November 12, 2020

	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Vice Chairman & Chief Financial Officer